AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2000
                                                      REGISTRATION NO. 333-
==============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                              CORECOMM LIMITED
           (Exact Name of Registrant as Specified in its Charter)

           BERMUDA                                NOT APPLICABLE
-------------------------------         -----------------------------------
(State or other Jurisdiction of         (I.R.S. Employer Identification No.
Incorporation or Organization)


           CEDAR HOUSE, 41 CEDAR AVENUE, HAMILTON, BERMUDA 10022
             (Address of Principal Executive Offices; Zip Code)

                           CORECOMM LIMITED 1998
                             STOCK OPTION PLAN
                          (Full Title of the Plan)

                          RICHARD J. LUBASCH, ESQ.
            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              CORECOMM LIMITED
                            110 EAST 59TH STREET
                          NEW YORK, NEW YORK 10022
                               (212) 906-8440
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                 Copies to:
                          THOMAS H. KENNEDY, ESQ.
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                              919 THIRD AVENUE
                          NEW YORK, NEW YORK 10022
                               (212) 735-3000

                                    CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                                 Proposed Maximum     Proposed Maximum        Amount Of
Title Of Securities             Amount To Be    Offering Price Per   Aggregate Offering    Registration
To Be Registered               Registered (1)       Share(2)(3)            Price(3)              Fee(4)
---------------------------------------------------------------------------------------------------------
Common Stock, par value        (6) 4,500,000          $38.04          $171,175,781         $45,190,541
$0.01 per share (including
Series A Junior Participating
Preferred Stock Purchase
Rights)(5)
=========================================================================================================

(1) This Registration Statement (this "Registration Statement") covers shares of Common Stock of CoreComm Limited (the "Registrant") which may be offered or sold from time to time pursuant to the CoreComm Limited 1998 Stock Option Plan (the "Plan"). (2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of common stock, par value $0.01 per share (the "Common Stock"), of CoreComm on the Nasdaq Stock Market's National Market on February 2, 2000.
(3) Estimated solely for the purpose of calculating the registration fee.
(4) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.
(5) Prior to the occurrence of certain events, the Series A Junior Participating Preferred Stock Purchase Rights (the "Rights") will not be evidenced separately from the Common Stock. The value attributable to the Rights, if any, is reflected in the value of the Common Stock.
(6) Pursuant to Rule 416 this Registration Statement also covers such indeterminable number of additional shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Plan.



                              EXPLANATORY NOTE

         This registration statement is being filed by the registrant, CoreComm Limited, a Bermuda corporation, to register 4,500,000 additional shares of CoreComm's common stock, par value $0.01 per share (including Series A Junior Participating Preferred Stock Purchase Rights) in connection with the CoreComm Limited 1998 Stock Option Plan. 9,000,000 shares of the common stock previously offered in connection with the plan were registered in a Registration Statement on Form S-8, (File No. 333-75027) dated March 25, 1999. The contents of the earlier registration statement are hereby incorporated by reference in this Registration Statement. Additionally, the following documents, which have been filed by CoreComm with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, are incorporated by reference in this registration statement as of their respective dates:

         (1) The Company's Quarterly Reports on Form 10-Q for the quarters ended:
                          March 31, 1999, dated May 17, 1999;
                          June 30, 1999, dated August 16, 1999;
                          and September 30, 1999, dated November
                          12, 1999;

         (2)      The Company's Current Reports on Form 8-K, dated:
                          June 8, 1999, as amended on July 9, 1999;
                          September 17, 1999;
                          September 29, 1999,
                          October 4,1999;
                          October 12, 1999; and
                          January 20, 2000.

         (3)      The Company's Proxy Statement on Schedule 14A, dated April
                  28, 1999.

         All documents subsequently filed by CoreComm pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 8.   EXHIBITS.

          5.1 Opinion of Appleby, Spurling & Kempe, special counsel to the Company, regarding the legality of the common stock covered by this registration statement.

          23.1     Consent of Ernst & Young LLP, independent auditors.

          23.2 Consent of Appleby Spurling & Kempe (contained in the opinion filed as Exhibit 5.1 hereto).

          24 Powers of Attorney (included on the signature page of this registration statement).


                                 SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this fourth day of February, 2000.

                                            CORECOMM LIMITED


                                            By: /s/ Richard J. Lubasch
                                                ------------------------------
                                                Richard J. Lubasch
                                                General Counsel and Secretary



         KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard J. Lubasch as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement (including any post- effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Name                                   Title                              Date
----                                   -----                              -----

/s/ J. Barclay Knapp                 President, Chief Executive           February 4, 2000
---------------------------------    Officer and Chief Financial
J. Barclay Knapp                     Officer (Principal Executive and
                                     Financial Officer)


/s/ George S. Blumenthal             Chairman of the Board                February 4, 2000
---------------------------------
George S. Blumenthal


/s/ Gregg Gorelick                   Vice President-Controller and        February 4, 2000
----------------------------------   Treasurer (Principal Accounting
Gregg Gorelick                       Officer)


/s/ Sidney R. Knafel                 Director                             February 4, 2000
---------------------------------
Sidney R. Knafel


/s/ Ted H. McCourtney                Director                             February 4, 2000
---------------------------------
Ted H. McCourtney


                                     Director
---------------------------------
Del Mintz


/s/ Alan J. Patricof                 Director                             February 4, 2000
---------------------------------
Alan J. Patricof


/s/ Warren Potash                    Director                             February 4, 2000
---------------------------------
Warren Potash



                               EXHIBIT INDEX



    Exhibit No.     Description of Exhibit
    -----------     ----------------------

    5.1 Opinion of Appleby, Spurling & Kempe, special counsel to the Company, regarding the legality of the common stock being registered.

    23.1 Consent of Ernst & Young LLP, independent auditors.

    23.2 Consent of Ernst & Young LLP, independent auditors.

    23.3            Consent of Appleby, Spurling & Kempe
                    (contained in the opinion filed as Exhibit 5.1 hereto).

    24 Powers of Attorney (included on the signature page of this registration statement).